Exhibit 10.6

CONSULTING AGREEMENT

This Consulting Agreement (“Agreement”) is made and entered into as of August 29, 2025 (“Execution Date”), and shall be effective as of September 1, 2025 (“Effective Date”), by and between:

OXO, a Wyoming corporation with principal offices at 412 N MAIN ST STE 100, BUFFALO, WY 82834 (“Consultant”),

and

MYX, Inc., a Wyoming corporation with principal offices at 1325 Avenue of the Americas, Fl 4, New York 10019 (“Client”).

1.	Services

Consultant agrees to provide brand promotion consulting and SEO services (“Services”) to Client during the Term of this Agreement.

2.	Term

This Agreement shall commence on the Effective Date and shall continue for a period of three (3) months, ending on November 30, 2025, unless terminated earlier in accordance with Section 6.

3.	Compensation

Client shall pay Consultant a total of $1,200, payable in three (3) equal monthly installments of $400 each, due on the first day of each month during the Term.

4.	Independent Contractor

Consultant is engaged as an independent contractor. Nothing in this Agreement shall be construed to create an employer–employee relationship, partnership, or joint venture between the parties.

5.	Confidentiality

Consultant agrees to keep confidential all nonpublic information received from Client in connection with the Services, and to use such information solely for the purpose of performing the Services.

6.	Termination

Either party may terminate this Agreement with seven (7) days’ written notice. In such case, Client shall pay Consultant for Services performed through the termination date.

7.	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of Wyoming, without regard to its conflict of laws principles.

8.	Entire Agreement

This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof, and may be modified only in writing signed by both parties.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the Execution Date.

OXO By: /s/ Klimanovas Aleksejus Name: Klimanovas Aleksejus Title: CEO	MYX, Inc. By /s/ Tatyana Muyingo Name: Tatyana Muyingo Title: CEO

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